Exhibit 107

Calculation of Filing Fee Tables

Form SF-3

(Form Type)

GS Mortgage Securities Corporation II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Mortgage Backed Securities	Commercial Mortgage Pass-Through Certificates	Rule 457(s)(2)	(2)	(2)	(2)	(2)	(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Mortgage Backed Securities	Commercial Mortgage Pass-Through Certificates	Rule 415(a)(6)	$686,156,791.16		$686,156,791.16			Form SF-3	333-261764(3)	March 30, 2022(3)	$85,426.52(3)
	Total Offering Amounts					$686,156,791.16		$85,426.52
	Total Fees Previously Paid							$85,426.52
	Total Fee Offsets							$0
	Net Fee Due							$0
(1)	Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(2)	An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rules 456(c) and 457(s) under the Securities Act.
(3)	The Registrant previously registered $15,227,027,791.16 of securities under a registration statement on Form SF-3 (Registration No. 333-226082) filed on July 6, 2018 (as modified by one pre-effective amendment, which was filed on December 17, 2018), with an effective date of December 21, 2018. The Registrant carried forward

$5,524,410,791.16 of those previously registered securities under a registration statement on Form SF-3 (Registration No. 333-261764) filed on December 20, 2021 (as modified by one pre-effective amendment, which was filed on March 24, 2022), with an effective date of March 30, 2022, $686,156,791.16 of which remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Registrant is including such unsold securities and the $85,426.52 of registration fees previously paid in connection with such unsold securities.